Exhibit 10.11
                           Rosenthal & Rosenthal, Inc.
                                  1370 Broadway
                               New York, NY 10018

March 21,2006

Alliance Distributors Holding, Inc.
15-15 132nd Street
College Point NY 11356

Ladies and Gentlemen:

We refer to the Amended and Restated Financing Agreement entered into between us dated November 11, 2004, as assumed by you on November 30, 2004, and as amended (the "Financing Agreement").

It is agreed that effective December 31, 2005, Section 6.9 of the Financing Agreement shall be amended to read in its entirety as follows:

         "6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement, cause to be maintained at the end of each fiscal quarter (ie, December, March, June, September), Tangible Net Worth in an amount not less than $2,900,000, Working Capital of not less than $2,000,000 and a ratio of total debt to Tangible Net Worth of no greater than 3.25 to 1."

Except as hereinabove specifically set forth, the Financing Agreement shall remain unmodified and in full force and effect.

This letter supercedes and replaces our letter to you dated March 7, 2006 which shall be of no further force or effect.


ROSENTHAL & ROSENTHAL, INC.

BY:      ___________________________________
         Ian Brown
         Vice President

AGREED:

ALLIANCE DISTRIBUTORS HOLDING, INC.

BY:      ___________________________________
         Jay Gelman
         Chief Executive Officer